Exhibit 17(i)

UAM Funds Trust
One Freedom Valley Drive
Oaks, Pennsylvania  19456-1100

                                 UAM FUNDS TRUST
                              PIC TWENTY PORTFOLIO
                 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD
                  SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON

                              ______________, 2002

The undersigned hereby appoints Stephanie Cavanagh and Sherry Kajdan Vetterlein and each of them, as attorneys and proxies for the undersigned with full powers of substitution and revocation, to represent the undersigned and to vote on behalf of the undersigned, all shares of the PIC Twenty Portfolio (the "Portfolio"), which the undersigned is entitled to vote at a special meeting of shareholders of the Portfolio to be held at the offices of SEI Investments, One Freedom Valley Drive, Oaks, Pennsylvania, on __________, 2002, at __:00 a.m. Eastern time and any adjournment thereof (the "Meeting"). The undersigned hereby acknowledges receipt of the Notice of Meeting and Proxy Statement, and hereby instructs said attorneys and proxies to vote said shares as indicated hereon. EVERY PROPERLY SIGNED PROXY WILL BE VOTED IN THE MANNER SPECIFIED HEREON, AND IN THE ABSENCE OF SPECIFICATION WILL BE TREATED AS GRANTING AUTHORITY TO VOTE "FOR" PROPOSAL 1 AND IN THE DISCRETION OF THE PROXIES UPON SUCH AFTER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF. The undersigned hereby revokes any proxy previously given.

To vote by mail, sign below exactly as your name appears above and return the proxy card in the envelope provided.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

This proxy will be voted as specified below with respect to the action to be taken on the following Proposal. In the absence of any specification, this proxy will be voted IN FAVOR of the Proposal. Please mark your vote below in blue or black ink. Do not use red ink.

THE BOARD OF TRUSTEES OF UAM FUNDS TRUST RECOMMENDS A VOTE "FOR" THE PROPOSAL.

Vote on Proposal                                       For    Against    Abstain

1.   To approve the proposed reorganization of the     [ ]      [ ]        [ ]
     Portfolio into Provident Investment Counsel
     Twenty Fund I

EVERY SHAREHOLDER'S VOTE IS IMPORTANT! PLEASE VOTE, SIGN, DATE AND PROMPTLY RETURN YOUR PROXY IN THE ENCLOSED ENVELOPE TODAY!

Note: Please sign exactly as your name appears in this proxy. If joint owners, both should sign this proxy. An authorized individual should sign corporate or partnership proxies in full corporate or partnership name. When signing as attorney, executor, administrator, trustee, guardian, or corporate officer, please give your full title.


          SIGNATURE             DATE      SIGNATURE (JOINT OWNERS)         DATE
[PLEASE SIGN WITHIN THE BOX]


                                       -2-